ANNUAL STATEMENT OF COMPLIANCE

Per the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, a duly authorized officer of Greystone Servicing Company LLC (“Greystone”), in its capacity as special servicer, hereby certifies as follows as of and for the year ending December 31, 2023 (the “Reporting Period”):

1.
A review of Greystone’s activities during the Reporting Period and of its performance under the applicable Servicing Agreement has been made under such officer’s supervision;

2.
To the best of such officer’s knowledge, based on such review, Greystone has fulfilled its obligations under the applicable Servicing Agreement in all material respcts throughout the Reporting Period; and

3.
Greystone has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust for income tax purposes from the IRS or any other governmental agency or body.

IN WITNESS WHEREOF, the undersigned has executed this certificate effective as of the 1st day of March, 2024.

/s/ Jenna Vick Unell
Jenna Vick Unell, Vice President

/s/ Amy Dixon

Amy Dixon, Assistant Secretary

SCHEDULE I

Transaction	Servicing Agreement	Servicing Agreement Date	Reporting Period
BACM 2006-4	Pooling and Servicing Agreement	8/1/2006	2023
BAMLL 2019-BPR	Pooling and Servicing Agreement	12/17/2019	2023
BANK 2020-BNK30	Pooling and Servicing Agreement	12/1/2020	2023
BANK 2021-BNK34	Pooling and Servicing Agreement	6/1/2021	2023
BANK 2022-BNK43	Pooling and Servicing Agreement	8/1/2022	2023
BANK5 2023-5YR3	Pooling and Servicing Agreement	9/1/2023	9/28/2023 - 12/31/2023
BMARK 2021-B24	Pooling and Servicing Agreement	3/1/2021	2023
BMARK 2023-V3	Pooling and Servicing Agreement	7/1/2023	8/3/2023 - 12/31/2023
BMO 2023-5C2	Pooling and Servicing Agreement	11/1/2023	11/9/2023 - 12/31/2023
BSCMS 2004-PWR3	Pooling and Servicing Agreement	3/1/2004	2023
BSCMS 2004-PWR6	Pooling and Servicing Agreement	12/1/2004	2023
BSCMS 2005-PWR7	Pooling and Servicing Agreement	3/1/2005	2023
BSCMS 2007-PWR15	Pooling and Servicing Agreement	3/1/2007	2023
BSCMS 2007-PWR16	Pooling and Servicing Agreement	6/1/2007	1/1/2023 - 12/13/2023
BSCMSI 2006-TOP24	Pooling and Servicing Agreement	10/1/2006	2023
CD 2006-CD2	Pooling and Servicing Agreement	3/1/2006	2023
CD 2006-CD3	Pooling and Servicing Agreement	10/1/2006	2023
CGCMT 2015-GC35	Pooling and Servicing Agreement	12/1/2015	2023
CGCMT 2016-C2	Pooling and Servicing Agreement	8/1/2016	2023
CGCMT 2016-GC36	Pooling and Servicing Agreement	2/1/2016	2023
CGCMT 2016-P3	Pooling and Servicing Agreement	4/1/2016	2023
CGCMT 2022-GC48	Pooling and Servicing Agreement	6/1/2022	2023
CGMAT 2006-C4	Pooling and Servicing Agreement	6/1/2006	2023
COMM 2005-C6	Pooling and Servicing Agreement	8/1/2005	2023
CSAIL 2015-C1	Pooling and Servicing Agreement	3/1/2015	2023
CSFB 2004-C4	Pooling and Servicing Agreement	11/1/2004	2023
CSFB 2005-C3	Pooling and Servicing Agreement	6/1/2005	2023
CSFBMC 2006-C4	Pooling and Servicing Agreement	9/1/2006	2023
CSMC 2016-NXSR	Pooling and Servicing Agreement	12/1/2016	2023
FIVE 2023-V1	Pooling and Servicing Agreement	2/1/2023	3/1/2023 - 12/31/2023
FREMF 2015-K51	Pooling and Servicing Agreement	12/1/2015	2023
FREMF 2019-KC03	Pooling and Servicing Agreement	1/1/2019	1/1/2023 - 10/24/2023
FREMF 2021-KF122	Pooling and Servicing Agreement	10/1/2021	2023
FRESB 2015-SB1	Pooling and Servicing Agreement	8/1/2015	2023
FRESB 2015-SB4	Pooling and Servicing Agreement	10/1/2015	2023
FRESB 2015-SB9	Pooling and Servicing Agreement	12/1/2015	2023
FRESB 2016-SB13	Pooling and Servicing Agreement	3/1/2016	2023
FRESB 2016-SB15	Pooling and Servicing Agreement	4/1/2016	2023
FRESB 2016-SB16	Pooling and Servicing Agreement	5/1/2016	2023
FRESB 2016-SB20	Pooling and Servicing Agreement	8/1/2016	2023
FRESB 2016-SB24	Pooling and Servicing Agreement	11/1/2016	2023

SCHEDULE I

SCHEDULE I

Transaction	Servicing Agreement	Servicing Agreement Date	Reporting Period
FRESB 2016-SB25	Pooling and Servicing Agreement	12/1/2016	2023
FRESB 2020-SB79	Pooling and Servicing Agreement	10/1/2020	2023
FRESB 2021-SB86	Pooling and Servicing Agreement	5/1/2021	2023
FRESB 2021-SB90	Pooling and Servicing Agreement	9/1/2021	2023
GCC 2021-2	Pooling and Servicing Agreement	5/18/2021	2023
GCC 2021-3	Pooling and Servicing Agreement	7/30/2021	2023
GSMS 2015-GS1	Pooling and Servicing Agreement	11/1/2015	2023
GSTNE 2019-FL2	Servicing Agreement	9/13/2019	2023
GSTNE 2021-FL3	Servicing Agreement	8/10/2021	2023
GSTNE 2021-HC2	Servicing Agreement	12/14/2021	2023
JPM 2005-LDP3	Pooling and Servicing Agreement	8/1/2005	1/1/2023 - 1/17/2023
JPM 2007-CIBC18	Pooling and Servicing Agreement	(3/7/2007) A&R 2/27/2012	2023
JPM 2007-CIBC20	Pooling and Servicing Agreement	9/28/2007	2023
JPMCC 2005-CIBC 11	Pooling and Servicing Agreement	3/30/2005	2023
JPMCC 2007-LDP11	Pooling and Servicing Agreement	7/1/2007	2023
JPMCC 2010-C2	Pooling and Servicing Agreement	10/1/2010	2023
JPMCC 2013-LC11	Pooling and Servicing Agreement	5/1/2013	2023
LBUBS 2005-C3	Pooling and Servicing Agreement	6/13/2005	2023
LBUBS 2005-C7	Pooling and Servicing Agreement	10/11/2005	2023
LBUBS 2007-C7	Pooling and Servicing Agreement	11/12/2007	1/1/2023 - 5/17/2023
MLMT 2005-CK1	Pooling and Servicing Agreement	12/1/2005	1/1/2023 - 6/12/2023
MSBAM 2016-C28	Pooling and Servicing Agreement	2/1/2016	2023
MSC 2016-BNK2	Pooling and Servicing Agreement	11/1/2016	2023
MSCI 2006-TOP21	Pooling and Servicing Agreement	1/1/2006	2023
MSCI 2007-TOP25	Pooling and Servicing Agreement	1/1/2007	2023
NCMS 2018-FL1	Pooling and Servicing Agreement	7/6/2018	2023
PSSFC 1999-C2	Pooling and Servicing Agreement	7/1/1999	1/1/2023 - 9/15/2023
SGCMS 2020-COVE	Pooling and Servicing Agreement	2/12/2020	2023
WBCMT 2007-C31	Pooling and Servicing Agreement	5/1/2007	1/1/2023 - 7/17/2023
WFCM 2015-C28	Pooling and Servicing Agreement	5/1/2015	4/24/2023 - 12/31/2023
WFCM 2016-C36	Pooling and Servicing Agreement	11/1/2016	2023
WFCM 2017-C40	Pooling and Servicing Agreement	10/1/2017	2023
WFCM 2017-RB1	Pooling and Servicing Agreement	3/1/2017	2023
WFCM 2019-C51	Pooling and Servicing Agreement	7/1/2019	2023
WFRBS 2014-C21	Pooling and Servicing Agreement	8/1/2014	2023